Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238619

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 2, 2020)
Up to $10,000,000
IZEA Worldwide, Inc.
Shares of Common Stock
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We have entered into an At the Market (ATM) sales agreement with National Securities Corporation, acting as the sales agent, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the ATM sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $10,000,000 from time to time through the sales agent.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The sales agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of May 31, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $22,985,171, based on 32,630,851 shares of outstanding common stock held by non-affiliates, at a price of $0.7044 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 14, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar-month period that ends on, and includes, the date of this prospectus supplement, we have not sold any amounts pursuant to General Instruction I.B.6. of Form S-3. As a result, we are eligible to offer and sell up to an aggregate of $7,661,724 of shares of our common stock pursuant to such instruction.

Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “IZEA.” The last reported sale price of our common stock on May 29, 2020 was approximately $0.61 per share.

The sales agent will be entitled to compensation at a commission rate of up to 2% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

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Investing in our common stock involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

National Securities Corporation

The date of this Prospectus Supplement is June 4, 2020

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

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We have not, and the sales agent has not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For investors outside the United States: We have not and the sales agent has not done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement or the accompanying prospectus outside of the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process on Form S-3 (File No. 333-238619), and that was declared effective by the SEC on June 2, 2020. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, certain risks of investing in our common stock and other items. You should read this entire prospectus supplement, as well as the accompanying prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” carefully before making an investment decision. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.
All references to “we,” “us,” “our,” the “company” and “IZEA” mean IZEA Worldwide, Inc., including its subsidiaries, except where it is clear that the term refers only to IZEA Worldwide, Inc.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, service marks and tradenames owned by us or other companies. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, including, without limitation, the discussion of changes and expectations concerning IZEA’s business operations during the COVID-19 pandemic, expectations regarding financing, and expectations concerning IZEA’s business strategy, under “Prospectus Supplement Summary - Recent Developments,” are forward‑looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “will,” “would,” “could,” “should,” “projects” “believes,” “anticipates,” “expects,” “plans,” “estimates,” “forecast,” “potential,” “thinks,” “intends,” “likely,” “continue,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. These statements are only predictions. Such statements are based on currently available operating, financial and competitive information, and are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Future events and our actual results and financial condition may differ materially from those reflected in these forward-looking statements. Therefore, you should not place undue reliance on our forward‑looking statements. There are a number of important factors that could cause our actual results, performance, achievements or industry to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement, as the case may be, and except as required by federal securities laws, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

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PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all the information you should consider before investing in our common stock. Before deciding to invest in shares of our common stock, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes. Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. Please see “Special Note Regarding Forward-Looking Information” of this prospectus supplement for cautionary information regarding forward-looking statements.

About IZEA Worldwide, Inc.
Our mission is to champion the world's creators by helping them monetize their content, creativity, and influence.
IZEA creates and operates online marketplaces that connect marketers, including brands, agencies, and publishers, with content creators such as bloggers and tweeters (“creators”). Our technology brings the marketers and creators together, enabling their transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics and payment processing.
We help power the creator economy, allowing everyone from college students and stay-at-home individuals to celebrities and accredited journalists the opportunity to monetize their content, creativity and influence through our marketers. These creators are compensated by IZEA for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels.
Marketers engage us to gain access to our industry expertise, technology, data, analytics, and network of creators. The majority of the marketers engage us to perform these services on their behalf, but they also have the ability to use our marketplaces on a self-service basis by licensing our technology. Our technology is used for two primary purposes: the engagement of creators for influencer marketing campaigns, or the engagement of creators to create stand-alone custom content for the marketers’ own use and distribution. Marketers receive influential consumer content and engaging, shareable stories that drive awareness.
    Our primary technology platform, The IZEA Exchange (“IZEAx”) enables transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics, and payment processing. IZEAx is designed to provide a unified ecosystem that enables the creation and publication of multiple types of custom content through a creator’s personal websites, blogs, or social media channels including Twitter, Facebook, Instagram, and YouTube, among others.

We generate revenue from four primary sources: (1) revenue from our managed services when a marketer (typically a brand, agency, or partner) pays us to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”); (2) revenue from fees charged to software customers on their marketplace spend within our IZEAx platform (“Marketplace Spend Fees”); (3) revenue from fees charged to access the IZEAx platform (“License Fees”); and (4) revenue derived from other fees such as inactivity fees, early cash-out fees, and plan fees charged to users of our platform (“Other”).

Corporate Information
IZEA Worldwide, Inc. is a Nevada corporation that was founded in February 2006 under the name PayPerPost, Inc. and became a public company in May 2011. The address for our principal executive office is 501 N. Orlando Avenue, Suite 313, PMB 247, Winter Park, Florida 32789, and our telephone number is (407) 674-6911. We maintain a corporate website at https://izea.com. Information on our website does not constitute part of this prospectus supplement and should not be relied upon with respect to this offering.

Recent Developments
Impact of COVID-19 on our Business

Although the ultimate impact of COVID-19 on our business is unknown, our operations, sales, and finances have been impacted by the pandemic. In an effort to protect the health and safety of our employees, we took precautionary action and directed all staff to work from home effective March 16, 2020. During this work-from-home period, we have not renewed leases for our headquarters and temporary office spaces.

The economic conditions caused by COVID-19 have negatively impacted the business activity of our customers. We have observed declining demand and changes in advertising decisions, timing and spending priorities from brand and agency customers, which will result in a negative impact to our bookings and future revenue. When COVID-19 is demonstrably contained, we anticipate a rebound in economic activity, depending on the rate, pace, and effectiveness of the containment efforts deployed by various national, state, and local governments; however, the timing and extent of any such rebound is uncertain.

In light of the adverse economic conditions caused by the COVID-19 pandemic, we have implemented certain cost-saving measures, including a temporary reduction in the salaries and certain benefits of our employees, including our Chief Executive Officer and Chief Operating Officer, as well as the fees of our directors. We have reduced and shifted our marketing expense and eliminated travel expense for the near term future. We have also incurred debt by drawing on our secured credit facility and receiving a loan under the U.S. Small Business Association’s Paycheck Protection Program.

In an effort to contain COVID-19 or slow its spread, governments around the world have also enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. These measures have impacted the method and timing of certain business meetings and our attendance at industry events.

We will continue to actively monitor the situation and may take further actions altering our business operations that we determine are in the best interests of our employees, customers, partners, suppliers, and stakeholders, or as required by federal, state, or local authorities. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, employees, and prospects, or on our financial results for the remainder of fiscal year 2020 or beyond.

The Offering
The following summary contains general information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $10,000000.
Plan of distribution
 “At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our common stock in the United States through the sales agent. See the section titled “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of proceeds
We intend to use the net proceeds of this offering to finance our growth strategy and for working capital and general corporate purposes. See the section titled “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors
See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	IZEA

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks discussed below as well as those described under “Risk Factors” of the accompanying prospectus and in the documents we have incorporated by reference herein and therein. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.” If any of the events actually occur, our business, financial condition or results of operation may be materially and adversely affected. In such case, the trading price of our common stock could decline, and investors could lose all or part of their investment. These risk factors may not identify all risks that we face, and our operations could also be affected by factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Risks Related to our Business and Industry

Unfavorable global economic conditions, including as a result of health and safety concerns, could adversely affect our business, financial condition or results of operations.

On March 11, 2020, the World Health Organization declared the outbreak of the novel coronavirus (COVID-19) as a global pandemic and recommended containment and mitigation measures worldwide. As the spread continues throughout the United States, we have directed all of our staff to work from home effective March 16, 2020. We believe our business operations and ability to support our customers are fully functional while our employees are working from remote locations; however, their productivity and efficiency may be negatively affected, and we may face increased risk of interruptions. While the disruption is currently expected to be temporary, there is uncertainty around the duration and the total economic impact.

Our business relies heavily on people, and adverse events such as health-related concerns experienced by our employees, the inability to travel and other matters affecting the general work environment will impact our business near term. We may lose the services of a number of our employees or experience system interruptions, which could lead to diminishment of our regular business operations, inefficiencies and reputational harm. Additionally, the economic conditions caused by COVID-19 have negatively impacted the business activity of our customers, and we have observed declining demand and changes in their advertising decisions, timing and spending priorities, which will result in a negative impact to our sales. We cannot fully quantify the impact to our business operations as a result of COVID-19 at this time. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

The outbreak and attempts to slow the spread of COVID-19 have resulted in extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of additional risks to our business, including weakened demand from our customers and delays in client payments. Given the current conditions, we may not have the ability to raise additional capital from the financial markets if additional capital is needed to sustain us for extended periods of lost revenue. If we are unable to obtain such additional financing on a timely basis or generate sufficient revenues from operations, we may have to curtail our activities, reduce expenses, and/or sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate.

If we fail to regain compliance with the minimum closing bid requirements of the Nasdaq Capital Market or to satisfy other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is traded on The Nasdaq Capital Market. To maintain this listing, we must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

On June 13, 2019, we received a notification letter from Nasdaq informing us that for the prior 30 consecutive business days, the bid price of our common stock had closed below $1.00 per share. This notice had no immediate effect on our Nasdaq listing, and we had 180 calendar days, or until December 10, 2019, to regain compliance. Our common stock had not regained compliance with Bid Price Rule as of such date. By letter dated December 10, 2019, we requested an additional 180 days in which to regain compliance, including by effecting a reverse stock split, if necessary.

On December 11, 2019, we received a notification letter from the Listing Qualifications Department of Nasdaq stating that we had been granted an additional 180-day period, or until June 8, 2020, to regain compliance with the Bid Price Rule. On April 17, 2020, we received a notification letter from Nasdaq stating that, in response to the COVID-19 pandemic and related market conditions, Nasdaq had filed a rule change with the SEC to suspend the compliance period for the Bid Price Rule through June 30, 2020. As a result, we have until August 24, 2020 to regain compliance with the Bid Price Rule.

If at any time during the suspension period through June 30, 2020 or during the remaining compliance period from July 1, 2020 through August 24, 2020, the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq staff has stated it will provide written confirmation of compliance. If compliance cannot be demonstrated by August 24, 2020, Nasdaq staff will provide written notification that our securities will be delisted. At that time, we may appeal the staff’s determination to a hearings panel. We can give no assurance that we will regain or demonstrate compliance by August 24, 2020 or that Nasdaq would grant any request for an appeal to a hearings panel.

If we are unable to regain compliance with the Bid Price Rule by August 24, 2020 or if we fail to meet any of the other continued listing requirements and cannot regain compliance within the allotted time period, our common stock may be delisted from trading on Nasdaq, which could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair an investor's ability to sell or purchase our common stock when the investor wishes to do so. Further, if we were to be delisted from Nasdaq, our common stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our common stock.

Risks Relating to our Common Stock and this Offering

It is not possible to predict the aggregate proceeds resulting from sales made under the ATM Sales Agreement.

Subject to certain limitations in the ATM sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the ATM sales agreement. The number of shares that are sold through the sales agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We will need additional capital to fund our future operational plans but cannot assure you that we will be able to obtain sufficient capital from this offering or from other potential sources, and we may have to limit the scope of our operations or take actions that may dilute your financial interest.

We currently need additional capital to fund our operations. The proceeds from this offering, if any, and funds from other potential sources, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing. If adequate additional financing is not available on reasonable terms or available at all, we may not be able to undertake expansion or continue our marketing efforts and we would have to modify our business plans accordingly. The extent of our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products and/or services by our competition; (iii) the level of our investment in new product development; (iv) the amount of our capital expenditures; and (v) our growth. We cannot assure you that we will be able to obtain capital in the future to meet these needs.

We cannot be certain the amount of proceeds that will be generated from this offering or that additional funding and incremental working capital will be available to us on acceptable terms, if at all, or that it will exist in a timely and/or adequate manner to allow for the proper execution of our near and long-term business strategy. If sufficient funds are not available on terms and conditions acceptable to management and stockholders, we may be required to delay, reduce the scope of, or eliminate further development of our business operations.

Even if we obtain requisite financing, it may be on terms not favorable to us, it may be costly and it may require us to agree to covenants or other provisions that will favor new investors over existing stockholders or other restrictions that may adversely affect our business. Additional funding, if obtained, may also result in significant dilution to our stockholders.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering to finance our growth strategy, and for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the implementation of our growth strategy.

Exercise of stock options, warrants and other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of May 31, 2020, we had 35,117,182 shares of common stock outstanding, which includes 247,710 shares of unvested restricted stock, outstanding stock options to purchase 1,546,386 shares of our common stock at an average exercise price of $2.77 per share, unvested restricted stock units for 1,100,770 shares of common stock with an intrinsic value of $671,250, and outstanding warrants to purchase 12,500 shares of our common stock at an average price of $10.20 per share.

As of May 31, 2020, we also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 960,634 shares of common stock under our May 2011 Equity Incentive Plan, 4,375 shares of common stock under our August 2011 Equity Incentive Plan, and 410,817 shares of common stock under our 2014 Employee Stock Purchase Plan. In the future, we may grant these additional shares or issue new securities, in accordance with terms described in employment agreements or as part of additional incentive programs. The exercise, conversion or exchange by holders of stock options, restricted stock units, or warrants for shares of common stock, or the issuance of new shares of common stock for additional compensation or future equity offerings will dilute the percentage ownership of our stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that shares of our common stock are sold at a price of approximately $0.61 per share, based on the last reported sale price of our common stock on The Nasdaq Capital Market on May 29, 2020 of $0.6098 per share, for aggregate gross proceeds of $10,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.40 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2020 after giving effect to this offering and the assumed offering price, net of commissions and offering expenses. The vesting of restricted stock units and the exercise of stock options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10,000,000 from time to time. However, pursuant to General Instruction I.B.6 of Form S-3, we are not able to sell securities with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.
Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports.

We intend to use the net proceeds of this offering to finance our growth strategy, and for working capital and general corporate purposes. Working capital may be used to pay for, among other things, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.

The amount and timing of our actual expenditures for these purposes may vary significantly and will depend on a number of factors, including our future revenue and cash generated by operations and other factors described under the heading “Risk Factors” in this prospectus supplement.  Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

Any portion of the $10,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the ATM sales agreement, may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the ATM sales agreement, the full $10,000,000 of shares of common stock may be later made available for sale in other offerings pursuant to the accompanying base prospectus.

DIVIDEND POLICY
We have never paid dividends to holders of our common stock and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION
If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2020, our net tangible book value was approximately $979,475, or $0.03 per share based on 34,773,051 shares outstanding.
After giving effect to the sale of our common stock in the aggregate amount of $10,000,000 at an assumed public offering price of approximately $0.61 per share, after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $10,694,475. This represents an immediate increase in net tangible book value of $0.18 per share to existing stockholders and an immediate dilution of $0.40 per share to new investors purchasing shares of our common stock in this offering at the public offering price. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.61
Net tangible book value per share as of March 31, 2020	$0.03
Increase in net tangible book value per share after giving effect to this offering	0.18
As adjusted net tangible book value per share after giving effect to this offering		0.21
Dilution per share to new investors in this offering		$0.40
The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 34,773,051 shares outstanding as of March 31, 2020 and excludes, as of that date, the following:

•	317,074 shares of our common stock that are outstanding but are unvested shares of restricted stock

•	1,012,760 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

•	1,346,355 shares of our common stock issuable upon the exercise of outstanding stock options having an average exercise price of $3.18 per share;

•	12,500 shares of our common stock issuable upon the exercise of outstanding warrants having an average exercise price of $10.20 per share;

•	1,275,732 shares of common stock reserved for future issuance under our May 2011 Equity Incentive Plan;

•	4,375 shares of common stock reserved for future issuance under our August 2011 Equity Incentive Plan; and

•	410,817 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We have 210,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 10,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

We have the following issued and outstanding securities as of May 31, 2020:

•	35,117,182 shares of common stock, which includes 247,710 shares of unvested restricted stock;

•	warrants to purchase 12,500 shares of common stock;

•	stock options to purchase 1,546,386 shares of common stock and

•	1,100,770 restricted stock units.

On May 29, 2020, the last reported sale price of our common stock, as reported on The Nasdaq Capital Market, was $0.6098 per share. As of May 31, 2020, there were 186 holders of record of our common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, meaning that shareholders may not give more than one vote per share to any single nominee for election to our Board of Directors.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. We do not currently have any outstanding shares of preferred stock.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

Market Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “IZEA.”

Anti-takeover Law, Charter Provisions, Limitations of Liability and Indemnification

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law
Nevada law contains provisions governing the acquisition of a controlling interest, commonly referred to as the “Control Share Act.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Act provides that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the Control Share Act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

An “acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the Control Share Act.

The Control Share Act is applicable only to shares of ”Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record who have addresses in Nevada and we do not conduct business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Business Combination Act” may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding shares of the corporation, or (iii) representing more than 10% of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the resident domestic corporation. A corporation affected by the statute may not engage in a “combination” within two years after the interested stockholder acquires its shares unless the combination or purchase meets the requirements, if any, in the corporation’s articles of incorporation, and is approved by the board of directors and stockholders, as applicable, as further set forth in the Business Combination Act. If approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the combination satisfies specific fair value requirements as further set forth in the Business Combination Act.

Articles of Incorporation and Bylaws
Nevada corporate law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. As such, the combination of the fact that presently only a few stockholders own a significant portion of our outstanding shares of common stock, combined with the absence of cumulative voting rights, makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors. Other than as described above, our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of our company.

Limited Liability and Indemnification

Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes (“NRS”), individual liability of directors and officers is eliminated. Our directors and officers are also subject to the indemnification provisions provided by the NRS and our by-laws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act.

Neither our articles of incorporation nor by-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS. NRS Section 78.7502 generally provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as set forth in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS Section 78.747 provides that except as otherwise specifically provided by statute or agreement, no person other than a corporation is individually liable for a debt or liability of the corporation, unless the person acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a person acts as the alter ego of a corporation.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We have entered into an At the Market (“ATM”) sales agreement with National Securities Corporation (the “Agent”), under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $10,000,000 from time to time through the Agent. The sales agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 4, 2020, which is incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM sales agreement, the Agent may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the NASDAQ Capital Market or any other existing trading market for our common stock. We may instruct the Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Agent commissions, in cash, for its services in acting as the agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate of up to 2% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $30,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the ATM sales agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the ATM sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement having an aggregate offering price of $10,000,000, (unless the parties agree to extend the sales agreement) or (2) termination of the sales agreement as permitted therein. We may terminate the ATM sales agreement at any time upon five days' prior notice and the Agent may terminate the ATM sales agreement at any time upon ten days' prior notice.

The Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M promulgated under the Exchange Act, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Agent, and the Agent may distribute this prospectus supplement and the accompanying base prospectus electronically

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon the validity of the common stock offered hereby. Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York, is counsel for the Agent in connection with this offering.

EXPERTS

Our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, on the authority of said firm as experts in auditing and accounting. The audit report contained an explanatory paragraph regarding the global economic uncertainty due to the COVID-19 pandemic.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC free of charge in the Investor Relations section of our website, which is located at https://izea.com. Our stock is quoted on The Nasdaq Capital Market under the symbol “IZEA.”

    This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 30, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on April 20, 2020, April 23, 2020, and April 24, 2020.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference herein, including exhibits to the document. You should direct any requests for documents to IZEA Worldwide, Inc., 501 N. Orlando Avenue, Suite 313 PMB 247, Winter Park, Florida 32789, tel.: (407) 674-6911, Attention: Corporate Secretary.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

IZEA Worldwide, Inc.
$75,000,000
Common Stock
__________________________________________

This prospectus relates to common stock, par value $0.0001 per share, of IZEA Worldwide, Inc. that we may sell from time to time on a continuous or delayed basis directly by us, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods up to a total dollar amount of $75,000,000 on terms to be determined at the time of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.

If any agents, underwriters or dealers are involved in the sale of any securities to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. We will also provide specific terms regarding the sale of these securities, including any commissions, discounts and net proceeds in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol IZEA. On May 14, 2020, the closing price of our common stock was $0.70 per share.

By means of this prospectus, we are offering $75,000,000 of our common stock pursuant to General Instruction I.B.6 of Form S-3. As of May 14, 2020, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $22,985,171, which was calculated based on 32,630,851 shares of outstanding common stock held by non-affiliates and on a price per share of $0.70, the closing price of our common stock on May 14, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.
________________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2020.

Important Notice about the Information Presented in this Prospectus

In this prospectus, except as otherwise indicated, the words “IZEA” or the “Registrant” refer to IZEA Worldwide, Inc. and the words “the Company,” “we,” “us,” and “our” refer to IZEA Worldwide, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock” are to the common stock of IZEA. References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on December 31 in the applicable calendar year.
You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public shares of our common stock in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the shares we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the shares being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Documents by Reference” carefully before making an investment decision.

We may sell shares of our common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of shares. A prospectus supplement, which we will provide each time shares are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the shares, and any applicable fee, commission or discount arrangements with them.

ABOUT IZEA
Our Mission
Our mission is to champion the world's creators by helping them monetize their content, creativity, and influence.
Business Overview
IZEA creates and operates online marketplaces that connect marketers, including brands, agencies, and publishers, with content creators such as bloggers and tweeters (“creators”). Our technology brings the marketers and creators together, enabling their transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics and payment processing.
We help power the creator economy, allowing everyone from college students and stay-at-home individuals to celebrities and accredited journalists the opportunity to monetize their content, creativity and influence through our marketers. These creators are compensated by IZEA for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels.
Marketers engage us to gain access to our industry expertise, technology, data, analytics, and network of creators. The majority of the marketers engage us to perform these services on their behalf, but they also have the ability to use our marketplaces on a self-service basis by licensing our technology. Our technology is used for two primary purposes: the engagement of creators for influencer marketing campaigns, or the engagement of creators to create stand-alone custom content for the marketers’ own use and distribution. Marketers receive influential consumer content and engaging, shareable stories that drive awareness.
    Our primary technology platform, The IZEA Exchange (“IZEAx”) enables transactions to be completed at scale through the management of custom content workflow, creator search and targeting, bidding, analytics, and payment processing. IZEAx is designed to provide a unified ecosystem that enables the creation and publication of multiple types of custom content through a creator’s personal websites, blogs, or social media channels including Twitter, Facebook, Instagram, and YouTube, among others.

We generate revenue from four primary sources: (1) revenue from our managed services when a marketer (typically a brand, agency, or partner) pays us to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”); (2) revenue from fees charged to software customers on their marketplace spend within our IZEAx platform (“Marketplace Spend Fees”); (3) revenue from fees charged to access the IZEAx platform (“License Fees”); and (4) revenue derived from other fees such as inactivity fees, early cash-out fees, and plan fees charged to users of our platform (“Other”).

Impact of COVID-19 on our Business

Although the ultimate impact of COVID-19 on our business is unknown, our operations, sales, and finances have been impacted by the pandemic. In an effort to protect the health and safety of our employees, we took precautionary action and directed all staff to work from home effective March 16, 2020. During this work-from-home period, we have not renewed leases for our headquarters and temporary office spaces.

The economic conditions caused by COVID-19 have negatively impacted the business activity of our customers. We have observed declining demand and changes in advertising decisions, timing and spending priorities from brand and agency customers, which will result in a negative impact to our bookings and future revenue. When COVID-19 is demonstrably contained, we anticipate a rebound in economic activity, depending on the rate, pace, and effectiveness of the containment efforts deployed by various national, state, and local governments; however, the timing and extent of any such rebound is uncertain.

In light of the adverse economic conditions caused by the COVID-19 pandemic, we have implemented certain cost-saving measures, including a temporary reduction in the salaries and certain benefits of our employees, including our Chief Executive Officer and Chief Operating Officer, as well as the fees of our directors. We have reduced and shifted our marketing expense and eliminated travel expense for the near term future. We have also incurred debt by drawing on our secured credit facility and receiving a loan under the U.S. Small Business Association’s Paycheck Protection Program.

In an effort to contain COVID-19 or slow its spread, governments around the world have also enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. These measures have impacted the method and timing of certain business meetings and our attendance at industry events.

We will continue to actively monitor the situation and may take further actions altering our business operations that we determine are in the best interests of our employees, customers, partners, suppliers, and stakeholders, or as required by federal, state, or local authorities. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, employees, and prospects, or on our financial results for the remainder of fiscal year 2020 or beyond.

Corporate Information

IZEA Worldwide, Inc. is a Nevada corporation that was founded in February 2006 under the name PayPerPost, Inc. and became a public company in May 2011. The address for our principal executive office is 501 N. Orlando Avenue, Suite 313, PMB 247, Winter Park, Florida 32789, and our telephone number is (407) 674-6911. We maintain a corporate website at https://izea.com. Information on our website does not constitute part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A of Part I to our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.” If any of the events actually occur, our business, financial condition or results of operation may be materially and adversely affected. In such case, the trading price of our common stock could decline, and investors could lose all or part of their investment. These risk factors may not identify all risks that we face, and our operations could also be affected by factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Risks Related to our Business and Industry

We have a history of annual net losses, expect future losses and cannot assure you that we will achieve profitability. We will need to raise additional capital if we are going to continue as a going concern.

We have incurred significant net losses and negative cash flow from operations for most periods since our inception, which has resulted in a total accumulated deficit of $66,548,230 as of March 31, 2020. For the years ended December 31, 2018 and 2019 and the three months ended March 31, 2020, we reported a net loss of $5,718,407, $7,290,120 and $6,163,461, respectively.  The loss for the three months ended March 31, 2020 was inclusive of a $4.3 million impairment of goodwill. We have not achieved profitability and cannot be certain that we will be able to realize sufficient revenue to achieve profitability. If we achieve profitability, we may not be able to sustain it.

We believe that cash on hand at March 31, 2020 and other potential sources of cash, including revenues we may generate and additional borrowings on our secured credit facility, will be sufficient to fund our current operations for the next twelve months. However, if we do not increase our borrowing levels or otherwise raise additional capital in the next several months, we will need to significantly slow or pause our development activities until we raise additional funds.

Unfavorable global economic conditions, including as a result of health and safety concerns, could adversely affect our business, financial condition or results of operations.

On March 11, 2020, the World Health Organization declared the outbreak of the novel coronavirus (COVID-19) as a global pandemic and recommended containment and mitigation measures worldwide. As the spread continues throughout the United States, we have directed all of our staff to work from home effective March 16, 2020. We believe our business operations and ability to support our customers are fully functional while our employees are working from remote locations; however, their productivity and efficiency may be negatively affected, and we may face increased risk of interruptions. While the disruption is currently expected to be temporary, there is uncertainty around the duration and the total economic impact.

Our business relies heavily on people, and adverse events such as health-related concerns experienced by our employees, the inability to travel and other matters affecting the general work environment will impact our business near term. We may lose the services of a number of our employees or experience system interruptions, which could lead to diminishment of our regular business operations, inefficiencies and reputational harm. Additionally, the economic conditions caused by COVID-19 have negatively impacted the business activity of our customers, and we have observed declining demand and changes in their advertising decisions, timing and spending priorities, which will result in a negative impact to our sales. We cannot fully quantify the impact to our business operations as a result of COVID-19 at this time. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

The outbreak and attempts to slow the spread of COVID-19 have resulted in extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of additional risks to our business, including weakened demand from our customers and delays in client payments. Given the current conditions, we may not have the ability to raise additional capital from the financial markets if additional capital is needed to sustain us for extended periods of lost revenue. If we are unable to obtain such additional financing on a timely basis or generate sufficient revenues from operations, we may have to curtail our activities, reduce expenses, and/or sell assets, perhaps on unfavorable terms, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate.

Impairment of our intangible assets has resulted in significant charges that adversely impact our operating results.

We assess the potential impairment of goodwill and our finite-lived intangible assets on an annual basis, as well as whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In March 2020, we identified a triggering event due to the reduction in projected revenue related to COVID-19 and the continuation of a market capitalization below our carrying value and uncertainty for recovery given the volatility of the capital markets surrounding COVID-19. We performed an interim assessment of goodwill and determined that the carrying value of the Company as of March 31, 2020 exceeded the fair value. Therefore, we recorded a $4.3 million impairment of goodwill in the three months ended March 31, 2020. Future adverse changes in these or other unforeseeable factors could result in further impairment charges that would impact our results of operations and financial position in the reporting period identified.

We have not extended our monthly arrangements for flexible office space in our remote offices, nor signed a new lease for our headquarters, which could negatively impact our business.

In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19 (specifically stay-at-home orders imposed by certain states and localities), we did not enter into a new lease for our corporate headquarters in Winter Park, Florida or our Canadian headquarters in Toronto, Canada, both of which expired on April 30, 2020. Additionally, we plan to not renew and to vacate the various co-working facilities our team members use around the country as the lease terms expire during the next three months. As a result, our management team and all of our employees will continue to work remotely. While our employees are accustomed to working remotely or working with other remote employees and customers, and even though we proactively instituted a work-from-home policy in response to COVID-19 concerns on March 16, 2020, our workforce has not previously been fully remote. Although we continue to monitor the situation and may adjust our current plans as more information and guidance become available, not conducting business in-person could negatively impact our marketing efforts, challenge our ability to enter into customer contracts in a timely manner, slow down our recruiting efforts, or create operational or other challenges as we adjust to a fully-remote workforce, any of which could harm our business. Additionally, when and if we determine it prudent to end our work-from-home policy, we will need to enter into a new lease for office space and/or arrangements for the use of co-working facilities. Although we believe suitable office space will be readily available when this time comes, we may encounter difficulties or delays in finalizing the terms of such lease arrangements or in obtaining rent prices at acceptable rental rates.

If we fail to regain compliance with the minimum closing bid requirements of the Nasdaq Capital Market or to satisfy other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is listed for trading on the Nasdaq Capital Market (“Nasdaq”). To maintain this listing, we must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule").

On June 13, 2019, we received a notification letter from Nasdaq informing us that for the prior 30 consecutive business days, the bid price of our common stock had closed below $1.00 per share. This notice had no immediate effect on our Nasdaq listing, and we had 180 calendar days, or until December 10, 2019, to regain compliance. Our common stock had not regained compliance with Bid Price Rule as of such date. Therefore, by letter dated December 10, 2019, we requested an additional 180 days in which to regain compliance, including by effecting a reverse stock split, if necessary.

On December 11, 2019, we received a notification letter from the Listing Qualifications Department of Nasdaq stating that we had been granted an additional 180-day period, or until June 8, 2020, to regain compliance with the Bid Price Rule. Then on April 17, 2020, we received a notification letter from Nasdaq stating that, in response to the COVID-19 pandemic and related market conditions, Nasdaq had filed a rule change with the Securities and Exchange Commission to suspend the compliance period for the Bid Price Rule through June 30, 2020. As a result, we have until August 24, 2020 to regain compliance with the Bid Price Rule.

If at any time during the suspension period through June 30, 2020 or during the remaining compliance period from July 1, 2020 through August 24, 2020, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq staff have stated it will provide written confirmation of compliance. If compliance cannot be demonstrated by August 24, 2020, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the staff’s determination to a hearings panel. We can give no assurance that the Company will regain or demonstrate compliance by August 24, 2020 or that Nasdaq would grant any request for an appeal to a hearings panel.

If we are unable to regain compliance with the Bid Price Rule by August 24, 2020 or if we fail to meet any of the other continued listing requirements and cannot regain compliance within the allotted time period, our common stock may be delisted from Nasdaq, which could reduce the liquidity of our common stock materially and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair an investor's ability to sell or purchase our common stock when the investor wishes to do so. Further, if we were to be delisted from Nasdaq, our common stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our common stock.

Risks Relating to our Common Stock and this Offering

Exercise of stock options, warrants and other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of May 14, 2020, we had 35,103,429 shares of common stock issued, which includes 283,642 shares of unvested restricted stock, outstanding stock options to purchase 1,546,417 shares of our common stock at an average exercise price of $2.77 per share, unvested restricted stock units of 1,096,258 shares with an intrinsic value of $772,204, and outstanding warrants to purchase 12,500 shares of our common stock at an average price of $10.20 per share.

As of May 14, 2020, we also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 978,868 shares of common stock under our May 2011 Equity Incentive Plan, 4,375 shares of common stock under our August 2011 Equity Incentive Plan, and 410,817 shares of common stock under our 2014 Employee Stock Purchase Plan. In the future, we may grant these additional shares or issue new securities, in accordance with terms described in employment agreements or as part of additional incentive programs. The exercise, conversion or exchange by holders of stock options, restricted stock units, or warrants for shares of common stock, or the issuance of new shares of common stock for additional compensation or future equity offerings will dilute the percentage ownership of our stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.
Our stock price may be volatile.

While our shares of common stock are listed for trading on the Nasdaq Capital Market, the stock market in general, and the stock prices of technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company.  The market price of our common stock has historically experienced, and may continue to experience, significant volatility. As a result, the market price could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

•	expiration of any Rule 144 holding periods or registration of unregistered securities issued by us;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	loss of any strategic relationship;

•	regulatory developments; and

•	economic and other external factors, including effects of the COVID-19 pandemic.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward‑looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “will,” “would,” “could,” “should,” “projects” “believes,” “anticipates,” “expects,” “plans,” “estimates,” “forecast,” “potential,” “thinks,” “intends,” “likely,” “continue,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. These statements are only predictions. Such statements are based on currently available operating, financial and competitive information, and are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Future events and our actual results and financial condition may differ materially from those reflected in these forward-looking statements. Therefore, you should not place undue reliance on our forward‑looking statements. There are a number of important factors that could cause our actual results, performance, achievements or industry to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify under the heading “Risk Factors” and elsewhere in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by federal securities laws, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments.

USE OF PROCEEDS

We intend to use the net proceeds from any sale of our shares of common stock by us to finance our growth strategy, working capital and general corporate purposes. Working capital may be used to pay for, among other uses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.
The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital‑preservation investments, including short‑ and intermediate‑term, interest‑bearing, investment‑grade securities.
Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The description of the shares of common stock contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the shares that we may offer. We will describe in the applicable prospectus supplement relating to any shares of common stock the particular terms of the shares offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the shares may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the shares of common stock, and the securities exchange, if any, on which the shares will be listed.

We may sell from time to time, in one or more offerings, shares of our common stock. The total dollar amount of all the shares that we may issue will not exceed $75,000,000. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We have 210,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 10,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

We have the following issued and outstanding securities as of May 14, 2020:

•	35,103,429 shares of common stock, which includes 283,642 shares of unvested restricted stock;

•	warrants to purchase 12,500 shares of common stock;

•	stock options to purchase 1,546,417 shares of common stock and

•	1,096,258 restricted stock units.

On May 14, 2020, the last reported sale price of our common stock, as reported on The Nasdaq Capital Market, was $0.7044 per share. As of May 14, 2020, there were 186 holders of record of our common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, meaning that shareholders may not give more than one vote per share to any single nominee for election to our Board of Directors.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. We do not currently have any outstanding shares of preferred stock.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

Market Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol "IZEA."

ANTI-TAKEOVER LAW, CHARTER PROVISIONS, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law
Nevada law contains a provision governing the acquisition of a controlling interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record who are also residents of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws
Nevada corporate law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. As such, the combination of the fact that presently only a few stockholders own a significant portion of our outstanding shares of common stock, combined with the absence of cumulative voting rights, makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors. Other than as described above, our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of our company.

Limited Liability and Indemnification

Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, no director of our company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Our directors and officers are also indemnified as provided by the Nevada Revised Statutes and our by-laws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.

Neither our articles of incorporation nor by-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to one or more underwriters or dealers for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
•directly to investors in privately negotiated transactions; or
•through a combination of these methods of sale.

The shares that we distribute by any of these methods may be sold, in one or more transactions, at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to prevailing market prices; or
•negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our common stock, including:
•the name or names of any agents or underwriters;
•the purchase price of our shares being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional shares from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•the public offering price; and
•any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters
Underwriters, dealers and agents that participate in the distribution of the shares of our common stock may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
If we use underwriters for a sale of shares of our common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares of our common stock from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of shares sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total amount of the shares less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell shares of our common stock on a continuing basis.
Direct Sales
We may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents.
Trading Markets and Listing of Shares
Our shares of common stock are traded on the Nasdaq Capital Market. It is possible that one or more underwriters may make a market in our shares, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.
Stabilization Activities
In connection with an offering, an underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of the shares available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital or otherwise and, if commenced, may be discontinued at any time.
Subscription Rights
We may also issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock through the issuance of subscription rights.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the shares of common stock offered by this prospectus and any prospectus supplement. If the shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, on the authority of said firm as experts in auditing and accounting. The audit report contained an explanatory paragraph regarding the global economic uncertainty due to the COVID-19 pandemic.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at https://izea.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents we have incorporated by reference are:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 30, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on April 20, 2020, April 23, 2020, and April 24, 2020.

All documents filed by IZEA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed incorporated by reference into this prospectus from the respective dates of filing such documents.

Any future filings IZEA makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not support to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all provisions of such contract or other document.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference herein, including exhibits to the document. You should direct any requests for documents to IZEA Worldwide, Inc., 501 N. Orlando Avenue, Suite 313 PMB 247, Winter Park, Florida 32789, tel.: (407) 674-6911, Attention: Corporate Secretary.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

$10,000,000
Common Stock
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PROSPECTUS SUPPLEMENT
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The date of this prospectus supplement is June 4, 2020